Exhibit 99.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of October 27, 2025, by and between Skyworks Solutions, Inc., a Delaware corporation (“Skyworks”), and the undersigned stockholders (each, a “Stockholder”) of Qorvo, Inc., a Delaware corporation (“Qorvo”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Qorvo, Skyworks, Comet Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Skyworks (“Merger Sub I”), and Comet Acquisition II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Skyworks (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”).

RECITALS

WHEREAS, Qorvo, Skyworks and the Merger Subs are entering into the Merger Agreement concurrently with the execution and delivery of this Agreement, which Merger Agreement sets forth, among other things, the terms and conditions on which (a) Merger Sub I will be merged with and into Qorvo (the “First Merger”), with Qorvo as the surviving entity in the First Merger (the “Surviving Corporation”) and the Surviving Corporation becoming a wholly owned subsidiary of Skyworks; and (b) immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, the Surviving Corporation will be merged with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”), with Merger Sub II as the surviving entity in the Second Merger and a wholly owned subsidiary of Skyworks, in each case, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the DLLCA;

WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Qorvo Common Stock and other securities convertible into, or exercisable or exchangeable for, shares of Qorvo Common Stock, all as set forth on the applicable signature page of this Agreement (collectively, the “Shares”); and

WHEREAS, Skyworks and the Merger Subs have required, as an inducement to each of Skyworks and such Merger Subs entering into the Merger Agreement, that each Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
VOTING

1.1Agreement to Vote. Each Stockholder agrees that, from and after the date hereof and until the earlier to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the date of any amendment, modification or supplement to the Merger Agreement, in each such case if such amendment, modification or supplement materially and adversely affects the economic interests or share ownership of Qorvo’s stockholders, (d) the date of any Qorvo Triggering Event or Skyworks Triggering Event and (e) the mutual written consent of Skyworks, Qorvo and the applicable Stockholder (such date, the “Voting Covenant Expiration Date”), at the Qorvo Stockholders Meeting or any other meeting of the stockholders of Qorvo, however called, or in connection with any written consent of the stockholders of Qorvo, in each case relating to any proposed action by the stockholders of Qorvo with respect to the matters set forth in Section 1.1(b) (each, a “Voting Event”), each Stockholder shall:

(a)appear at each such Voting Event or otherwise cause the Shares that are capable of being voted and any voting securities of Qorvo acquired by such Stockholder after the date hereof and prior to the record date of such Voting Event (the “Voting Shares”) owned beneficially or of record by such Stockholder to be counted as present thereat for purposes of calculating a quorum; and

(b)vote (or cause to be voted), in person or by proxy, the Voting Shares (i) in favor of adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement; (ii) in favor of any proposal to adjourn a meeting of the stockholders of Qorvo to solicit additional proxies in favor of the adoption of the Merger Agreement; (iii) against any Qorvo Acquisition Proposal or any other proposal in opposition to, or in competition with, the Merger and the transactions contemplated by the Merger Agreement; and (iv) against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone or discourage the Transactions or this Agreement or the performance by Qorvo of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement.

In case of a stock dividend or distribution of voting securities of Qorvo, or any change in the Qorvo Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Voting Shares” shall be deemed to refer to and include the Voting Shares as well as all such stock dividends and distributions of voting securities of Qorvo and any voting securities into which or for which any or all of the Voting Shares may be changed or exchanged. “Voting Shares” shall not include any Qorvo Common Stock that a Stockholder sells or otherwise disposes of in accordance with this Agreement following the date of this Agreement.

1.2Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of Qorvo, and not in such Stockholder’s capacity as (a) a director, officer or employee of Qorvo or any of its Subsidiaries, (b) an equity holder of Skyworks or (c) a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Qorvo in the exercise of his or her fiduciary duties as a director or officer of Qorvo or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Qorvo or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary (including voting in favor of any Change in Board Recommendation by the Qorvo Board) and no such action or omission shall be deemed a breach of this Agreement.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1Representations and Warranties of Each Stockholder. Each Stockholder hereby represents and warrants to Skyworks as follows:

(a)Authorization. This Agreement has been duly and validly executed and delivered by each Stockholder and, assuming due execution and delivery by Skyworks, constitutes a valid and binding obligation of each Stockholder, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(b)Ownership. As of the date hereof, the number of shares of Qorvo Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each Stockholder is reflected on the applicable signature page to this Agreement. As of the date hereof, the Shares are the only shares of Qorvo Common Stock held of record or beneficially owned by each Stockholder (except that Peter A. Feld may be deemed to beneficially own the shares of Qorvo Common Stock underlying the restricted stock units he holds). Subject to the Transfers (as defined below) otherwise permitted by Section 3.1, each Stockholder has and will have at all times through the Voting Covenant Expiration Date sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Articles I or III, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Voting Shares with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Voting Shares are free and clear of any Liens and will be at all times prior to the Voting Covenant Expiration Date free and clear of any Liens, in each case, which would impair the ability of each Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. Each Stockholder further represents that any proxies heretofore given in respect of the Voting Shares have been revoked.

(c)No Conflict. The execution, delivery and performance of this Agreement by each Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and the compliance by such Stockholder with each of the provisions herein, will not (i) result in a violation or breach of or conflict with the limited partnership agreement or other similar organizational documents of such Stockholder, (ii) require any Consent by any Person under, contravene or conflict with or result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or give rise to a right of purchase under, or result in the transfer of any material asset of such Stockholder to any Person, or accelerate the performance required by such Stockholder under, or result in a right of termination or acceleration under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets owned or operated by such Stockholder pursuant to the terms, conditions or provisions of, any material Contract to which such Stockholder is a party or by which it is bound, or (iii) violate any Judgment or any Law applicable to such Stockholder or any of their respective properties or assets, except, in the case of clauses (ii) or (iii), for such violations, breaches or defaults that, or Consents, orders, registrations, declarations or filings the failure of which to make or obtain, would not reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

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2.2Representations and Warranties of Skyworks. Skyworks hereby represents and warrants to each Stockholder as follows:

(a)Authorization. This Agreement has been duly and validly executed and delivered by Skyworks and, assuming due execution and delivery by each Stockholder, constitutes a valid and binding obligation of Skyworks, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(b)No Conflict. The execution, delivery and performance of this Agreement by Skyworks, the consummation by Skyworks of the transactions contemplated hereby and the compliance by Skyworks with each of the provisions herein, will not (i) result in a violation or breach of or conflict with the certificate or articles of incorporation or bylaws of Skyworks, (ii) require any Consent by any Person under, contravene or conflict with or result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or give rise to a right of purchase under, or result in the transfer of any material asset of Skyworks to any Person, or accelerate the performance required by Skyworks under, or result in a right of termination or acceleration under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets owned or operated by Skyworks pursuant to the terms, conditions or provisions of, any Material Contract or Skyworks Real Property Lease to which Skyworks is a party or by which it is bound, or (iii) violate any Judgment or any Law applicable to Skyworks or any of its properties or assets, except, in the case of clauses (ii) or (iii), for such violations, breaches or defaults that, or Consents, orders, registrations, declarations or filings the failure of which to make or obtain, would not reasonably be expected to impair the ability of Skyworks to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

ARTICLE III
COVENANTS

3.1Transfer Restrictions. From the date hereof through the earliest of (a) the Voting Covenant Expiration Date, (b) the conclusion of the Qorvo Stockholder Meeting, and (c) nine months from the date of this Agreement, each Stockholder agrees not to sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of (collectively, a “Transfer”) or enter into any contract, option, put, call or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of the Shares, or any interest therein; provided that notwithstanding the foregoing, each Stockholder may Transfer any Shares to any transferee or transferees (the “Transferred Shares”) if (i) such Stockholder retains direct or indirect sole voting control over such Transferred Shares that are Voting Shares through the earliest of clause (a), (b) or (c) of this Section 3.1 or (ii) as a condition to such transfer of Voting Shares, such transferee or transferees executes an agreement that contains the same covenants regarding voting and transfer as are contained in this Agreement.

3.2No Contravening Actions. Each Stockholder agrees not to take or agree or commit to take any action that would make any representation and warranty of such Stockholder contained in this Agreement inaccurate in any material respect. Each Stockholder further agrees that it shall use its commercially reasonable efforts to cooperate with any reasonable requests of either Qorvo or Skyworks (at the sole expense of Qorvo or Skyworks, as applicable) to effect the Transactions.

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3.3Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional certificates, instruments and other documents, and shall take such further actions, reasonably necessary under applicable Law to perform its obligations as expressly set forth under this Agreement.

3.4Dissenter’s Rights. Each Stockholder agrees not to exercise any appraisal or dissenter’s rights available to Stockholder with respect to the Mergers pursuant to Section 262 of the DGCL.

3.5No Solicitation. Each Stockholder will immediately cease, and will cause its respective Representatives to immediately cease, any discussions or negotiations with any Person that may be ongoing with respect to any Acquisition Proposal or any proposal that would reasonably be expected to lead to an Acquisition Proposal. From and after the date hereof and until the Voting Covenant Expiration Date, each Stockholder (in its or his capacity as a stockholder of Qorvo) agrees that it shall not, and shall cause each of its controlled affiliates not to, and use reasonable best efforts to cause each person that controls such Stockholder (each a “Representative”) not to, directly or indirectly, (a) solicit, initiate or knowingly facilitate, encourage or induce (including by way of furnishing information), or take any other action designed to facilitate, any inquiry or the making of any proposal which constitutes, or would be reasonably expected to lead to, an Acquisition Proposal or (b) engage in any discussions or negotiations regarding any Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring person to this Section 3.5 and to limit its conversation or other communication exclusively to such referral). Each Stockholder acknowledges and agrees that, in the event any Representative of such Stockholder (acting in its capacity as such) takes any action that if taken by such Stockholder would be a breach of this Section 3.5, the taking of such action by such Representative will be deemed to constitute a breach of this Agreement (including this Section 3.5) by such Stockholder. Notwithstanding anything to the contrary in this Section 3.5, each Stockholder and its respective Representatives may engage in such activities at such times and to the extent that Qorvo or any of its Representatives is permitted to engage in such activities pursuant to the terms of the Merger Agreement as if such Stockholder and its Representatives were Qorvo or one of its Representatives under the Merger Agreement.

3.6Public Announcements. Skyworks, Qorvo and each Stockholder (in its capacity as a stockholder of the Company and signatory to this Agreement) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by Skyworks and Qorvo in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby, as applicable. Skyworks, Qorvo and their respective Affiliates are authorized to disclose each Stockholder’s identity and each Stockholder’s holding of the Voting Shares and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Body with respect to the Transactions, Company, Skyworks, Qorvo or their respective Affiliates (including for purposes of the Proxy Statement/Prospectus) and in the press release announcing the Transactions. Each Stockholder agrees promptly to give to Skyworks and Qorvo, after written request therefor, any information required to be disclosed pursuant to applicable securities Laws in such disclosure documents, and shall consider in good faith any requests to provide information required under any other applicable Law. Additionally, nothing in this Agreement shall preclude a Stockholder from making such filings as are required by applicable law in connection with the entering into of this Agreement, including an amendment to any Schedule 13D or Schedule 13G previously filed by a Stockholder with the Securities and Exchange Commission.

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ARTICLE IV
MISCELLANEOUS

4.1Termination. This Agreement shall terminate upon the Voting Covenant Expiration Date; provided, however, that the provisions of this Article IV shall survive any termination of this Agreement and shall continue to be binding upon the parties hereto. Except as set forth in the proviso of the preceding sentence, in the event of such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party; provided, however, that nothing herein shall relieve any party hereto from liability for any fraud, intentional misrepresentation or willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to the termination of this Agreement pursuant to clauses (b) through (d) of this Section 4.1.

4.2No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Skyworks any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares. All rights, ownership and economic benefits of and relating to the Voting Shares shall remain vested in and belong to each Stockholder, and Skyworks shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Qorvo or exercise any power or authority to direct such Stockholder in the voting of any of the Voting Shares, except as otherwise provided herein.

4.3Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (c) if sent by email transmission, upon transmission (provided, that in the case of clause (c) no “bounce back” or similar message of non-delivery is received with respect thereto): (i) if to Skyworks or Qorvo, at the address set forth in Section 10.8 of the Merger Agreement (with a copy, which shall not constitute notice, to the party to receive a copy pursuant to Section 10.8 of the Merger Agreement at the address set forth therein), and (ii) if to a Stockholder, to the address set forth on the applicable signature page hereto.

4.4Construction. For purposes of this Agreement, whenever the context requires: (a) the singular number shall include the plural, and vice versa; (b) the masculine gender shall include the feminine and neuter genders; (c) the feminine gender shall include the masculine and neuter genders; and (d) the neuter gender shall include the masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

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4.5Counterparts; Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

4.6Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the exhibits and annexes hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto; provided that Qorvo shall be an express, intended third-party beneficiary of this Agreement and shall be entitled to enforce the terms of this Agreement against the parties hereto as if it were a party hereto.

4.7Applicable Law; Jurisdiction. This Agreement and all actions (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. All actions and proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, and the parties hereto irrevocably submit to the jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom), in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The parties hereto agree that service of any court paper may be made in any manner as may be provided under the applicable Law or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

4.8Specific Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

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4.9Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement signed by all of the parties hereto and Qorvo.

4.10Extension of Time; Waiver. Any party hereto may, subject to applicable Law: (a) waive any inaccuracies in the representations and warranties of any other party hereto; (b) extend the time for the performance of any of the obligations or acts of any other party hereto; or (c) to the extent permitted by applicable Law, waive compliance by the other party hereto with any of the agreements contained in this Agreement or, except as otherwise provided in the Agreement, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver of rights, nor shall any single or partial exercise of such rights preclude any other or further exercise of such rights or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by all of the parties hereto and Qorvo.

4.11Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

4.12Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties and Qorvo, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SKYWORKS SOLUTIONS, INC.

By:	/s/ Philip G. Brace
	Name:	Philip G. Brace
	Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

STARBOARD VALUE LP

By:	/s/ Lindsey Cara
	Name:	Lindsey Cara
	Title:	Authorized Signatory of Starboard Value GP LLC, its general partner

Address:

777 Third Avenue, 18th Floor
New York, NY 10017

Shares Beneficially Owned:

818,465

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

By:	/s/ Lindsey Cara
	Name:	Lindsey Cara
	Title:	Authorized Signatory of Starboard Value LP, its investment manager

Address:

777 Third Avenue, 18th Floor
New York, NY 10017

Shares Beneficially Owned:

3,559,103

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

STARBOARD VALUE AND OPPORTUNITY S LLC

By:	/s/ Lindsey Cara
	Name:	Lindsey Cara
	Title:	Authorized Signatory of Starboard Value LP, its manager

Address:

777 Third Avenue, 18th Floor
New York, NY 10017

Shares Beneficially Owned:

483,928

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

STARBOARD G FUND, L.P.

By:	/s/ Lindsey Cara
	Name:	Lindsey Cara
	Title:	Authorized Signatory for Starboard Value G GP, LLC, its general partner

Address:

777 Third Avenue, 18th Floor
New York, NY 10017

Shares Beneficially Owned:

1,191,067

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By:	/s/ Lindsey Cara
	Name:	Lindsey Cara
	Title:	Authorized Signatory of Starboard Value L LP, its general partner

Address:

777 Third Avenue, 18th Floor
New York, NY 10017

Shares Beneficially Owned:

187,790

[Signature Page to Voting and Support Agreement]

STOCKHOLDER

STARBOARD X MASTER FUND LTD

By:	/s/ Lindsey Cara
	Name:	Lindsey Cara
	Title:	Authorized Signatory of Starboard Value LP, its investment manager

Address:

777 Third Avenue, 18th Floor
New York, NY 10017

Shares Beneficially Owned:

1,271,173

[Signature Page to Voting and Support Agreement]